Exhibit 99.1
Flotek Announces Leadership Transitions, Marking the Beginning of a New Chapter of Future Growth and Profitability

Director Harsha V. Agadi to Serve as Chief Executive Officer on an Interim Basis, Succeeding John W. Gibson Who Has Transitioned Out of the Role of Chairman, President, and Chief Executive Officer, Effective Immediately

Chief Operating Officer Ryan Ezell Named President

Independent Lead Director David Nierenberg to Become Chairman of the Board

Houston, Texas, January 19, 2023 – Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK), a leader in technology-driven specialty green chemistry solutions, today announced that Director Harsha V. Agadi will become interim Chief Executive Officer of Flotek, effective immediately. He succeeds John W. Gibson, Jr., who has transitioned out of the role of Chairman, President, and Chief Executive Officer to pursue other professional opportunities. In addition, Chief Operating Officer Ryan Ezell has been promoted to President and Independent Lead Director David Nierenberg has been appointed Chairman of the Board. The Board of Directors has commenced a search for the Company’s next Chief Executive Officer.

Mr. Agadi said, “Since I joined the Flotek Board in 2020, I have witnessed the Company’s growth that has brought us to this pivotal moment. I am excited to take on this role as we work to identify our next leader and look forward to working alongside David, Ryan, and our deeply talented Flotek colleagues to ensure a seamless transition to our next CEO. Flotek’s potential is unlimited in this sector, and we are well-positioned to gain market share over the coming years.”

Mr. Nierenberg said, “On behalf of the entire Board, I want to thank John for his leadership and his success in engineering a highly successful turnaround of Flotek. Today, Flotek is in a strong position with excellent prospects, as evidenced by our quadrupling of the Company’s revenue run rate this year compared to 2021. We now have an opportunity to further scale and bring greater value to our customers, colleagues, and shareholders, and I am confident that we will select the right leader to take the company into the future. We wish John our very best in his future professional endeavors.”

Mr. Gibson said, “Flotek has been blessed over the past three years. We survived a pandemic and partnered with an industry leader to emerge as a strong platform for growth. The strength of Flotek today resides in great people, great customers, and great shareholders, committed to providing affordable, greener energy to the world. I appreciate the trust my colleagues and the Board have placed in me. Thank you all for a great three years. The next chapter starts today with my highest priorities being faith and family.”

Biographies

Mr. Agadi has held senior executive positions at Fortune 50 companies. He has extensive multi-sector experience, having served as Chief Executive Officer of six companies over the past 25 years, and has deep knowledge of Flotek through his service on the Company’s Board of Directors. Prior to his appointment, Mr. Agadi served as chair of the Compensation Committee and has been a member of the Board during the Company’s successful turnaround over the past several years.

Most recently, Mr. Agadi served as Chief Executive Officer and Board Member of Crawford and Co, the largest publicly traded insurance claims company, where he led the company’s transformation. Prior to that, he served as Chief Executive Officer of Friendly’s Ice Cream Corporation and Church’s Chicken, Inc., among other well-known private and public companies. He also served as Chairman of the Board for several of these companies. Currently, Mr. Agadi is the Chairman of GHS Holdings, LLC and serves on the boards of myKaarma and The GLD Shop. He is an emeritus board member of Duke University’s Fuqua School of Business and a member of the Board of Trustees for Babson College.

Dr. Ezell brings over 20 years of industry experience to the role. He has served as Chief Operating Officer of Flotek since 2022, and prior to that, he was the President of Flotek’s Chemistry Technologies segment and Senior Vice President of Operations. Before joining Flotek, Dr. Ezell held various leadership roles at global energy company Halliburton, where he drove strategy and growth, as well as implemented change management. Dr. Ezell is a published scientist and an author on more than 26 patents.

Mr. Nierenberg has been a Director for Flotek since 2018 and an investor in the Company since 2016. He previously served as Chairman of the Board from 2019 to 2020. He brings extensive board governance and corporate turnaround experience, having served on dozens of public, private, not for profit, and government agency boards since 1985. Currently, Mr. Nierenberg is on the Washington State Investment Board, where he is the longest serving board member, and chairs The Ira Millstein Center for Global Markets and Corporate Ownership at Columbia Law School. Mr. Nierenberg is the Founder and President of Nierenberg Investment Management Company. Prior to that, he was a venture capitalist at Trinity Ventures, as well as a partner at Bain & Company.

About Flotek Industries, Inc.
Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people. A technology-driven, specialty green chemistry and data company, Flotek helps customers across industrial, commercial, and consumer markets improve their Environmental, Social, and Governance performance. Flotek's Chemistry Technologies segment develops, manufactures, packages, distributes, delivers, and markets high-quality cleaning, disinfecting and sanitizing products for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream, and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol "FTK." For additional information, please visit www.flotekind.com.

Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect, any event or circumstance that may arise after the date of this press release.

Inquiries, contact:

Bernie Colson        Bond Clement
SVP – Corporate Development & Sustainability    Chief Financial Officer
E: ir@flotekind.com     E: bclement@flotekind.com
P: (713) 726-5322     P: (337) 224-3427

Simone Leung
Kekst CNC
E: simone.leung@kekstcnc.com
P: (212) 521-4800